EXHIBIT 4.4


                                  FORM OF NOTE

                                 (Face of Note)

===============================================================================

                                                   CUSIP:  ____________________

                    9.875% Senior Subordinated Notes due 2009

No.:___                                                    $___________________

                              Vicar Operating, Inc.

promises to pay to_____________________________________________________________

or registered assigns,

the principal sum of___________________________________________________________

Dollars on December 1, 2009.

Interest Payment Dates: June 1 and December 1, commencing June 1, 2002.

Record Dates: May 15 and November 15.

                                             Dated: ___________________


                                             Vicar Operating, Inc.


                                             By:
                                                 ------------------------------
                                                 Name:
                                                 Title:


This is one of the
Notes referred to in the
within-mentioned Indenture:

Chase Manhattan Bank and
      Trust Company, N.A., as Trustee

By:
    ---------------------------------
       Authorized Signatory

===============================================================================

                                 (Back of Note)

                    9.875% Senior Subordinated Notes due 2009

THIS GLOBAL NOTE IS HELD BY THE DEPOSITORY (AS DEFINED IN THE INDENTURE GOVERNING THIS NOTE) OR ITS NOMINEE IN CUSTODY FOR THE BENEFIT OF THE BENEFICIAL OWNERS HEREOF, AND IS NOT TRANSFERABLE TO ANY PERSON UNDER ANY CIRCUMSTANCES EXCEPT THAT (I) THE TRUSTEE MAY MAKE SUCH NOTATIONS HEREON AS MAY BE REQUIRED PURSUANT TO THE INDENTURE, (II) THIS GLOBAL NOTE MAY BE EXCHANGED IN WHOLE BUT NOT IN PART PURSUANT TO SECTION 2.06(a) OF THE INDENTURE, (III) THIS GLOBAL NOTE MAY BE DELIVERED TO THE TRUSTEE FOR CANCELLATION PURSUANT TO SECTION 2.11 OF THE INDENTURE AND (IV) THIS GLOBAL NOTE MAY BE TRANSFERRED TO A SUCCESSOR DEPOSITORY WITH THE PRIOR WRITTEN CONSENT OF ITS ISSUER.


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Capitalized terms used herein shall have the meanings assigned to them in the
Indenture referred to below unless otherwise indicated.

1. INTEREST. Vicar Operating, Inc., a Delaware corporation ("Issuer"), promises to pay interest on the principal amount of this Note at 9.875% per annum from November 27, 2001 until maturity. Issuer will pay interest semi-annually in arrears on June 1 and December 1 of each year, or if any such day is not a Business Day, on the next succeeding Business Day (each an "Interest Payment Date"). Interest on the Notes will accrue from the most recent date to which interest has been paid or, if no interest has been paid, from the date of original issuance; PROVIDED that if there is no existing Default in the payment of interest, and if this Note is authenticated between a record date referred to on the face hereof and the next succeeding Interest Payment Date, interest shall accrue from such next succeeding Interest Payment Date; PROVIDED, FURTHER, that the first Interest Payment Date shall be June 1, 2002. Issuer shall pay interest (including post-petition interest in any proceeding under any Bankruptcy Law) on overdue principal and premium, if any, from time to time on demand to the extent lawful at the interest rate applicable to the Notes; it shall pay interest (including post-petition interest in any proceeding under any Bankruptcy Law) on overdue installments of interest (without regard to any applicable grace periods) from time to time on demand at the same rate to the extent lawful. Interest will be computed on the basis of a 360-day year of twelve 30-day months.

2. METHOD OF PAYMENT. Issuer will pay interest on the Notes (except defaulted interest) to the Persons who are registered Holders of Notes at the close of business on the May 15 and November 15 next preceding the Interest Payment Date, even if such Notes are canceled after such record date and on or before such Interest Payment Date, except as provided in Section 2.12 of the Indenture with respect to defaulted interest. Principal, premium, if any, and interest on the Notes will be payable at the office or agency of Issuer maintained for such purpose or, at the option of Issuer, payment of interest may be made by check mailed to the Holders of the Notes at their respective addresses set forth in the register of Holders of Notes; PROVIDED that all payments of principal, premium and interest with respect to Notes the Holders of which have given wire transfer instructions to Issuer prior to the Record Date will be required to be made by wire transfer of immediately available funds to the accounts specified by the Holders thereof. Until otherwise designated by Issuer, Issuer's office or agency in New York will be the office of the Trustee maintained for such purpose. Such payment shall be in such coin or currency of the United States of America as at the time of payment is legal tender for payment of public and private debts.

3. PAYING AGENT AND REGISTRAR. Initially, Chase Manhattan Bank and Trust Company, N.A., the Trustee under the Indenture, will act as Paying Agent and Registrar. Issuer may change any Paying Agent or Registrar without notice to any Holder. Issuer or any of its Subsidiaries may act in any such capacity and the Trustee may resign or be replaced as provided in the Indenture.

4. INDENTURE AND SUBORDINATION. Issuer issued the Notes under an Indenture dated as of November 27, 2001 ("Indenture") by and among Issuer, the Guarantors and the Trustee. The terms of the Notes include those stated in the Indenture and those made part of the Indenture by reference to the Trust Indenture Act of 1939, as amended (15 U.S. Code ss.ss. 77aaa-77bbbb)



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(the "TIA"). The Notes are subject to all such terms, and Holders are referred to the Indenture and the TIA for a statement of such terms. To the extent any provision of this Note conflicts with the express provisions of the Indenture, the provisions of the Indenture shall govern and be controlling. The payment of the Notes will, to the extent set forth in the Indenture, be subordinated in right of payment to the prior payment in full in cash or Cash Equivalents of all Senior Debt of Issuer.

5. OPTIONAL REDEMPTION. Except as set forth in the following paragraph, the Notes will not be redeemable at Issuer's option prior to December 1, 2005. On December 1, 2005, the Notes will be subject to redemption at any time at the option of Issuer, in whole or in part, upon not less than 30 nor more than 60 days' notice, at the redemption prices (expressed as percentages of principal amount) set forth below plus accrued and unpaid interest thereon, if any, to the applicable redemption date, if redeemed during the twelve-month period beginning on November 1 of the years indicated below:

                YEAR                                    PERCENTAGE
                ----                                    ----------
                2005..................................   104.938%
                2006..................................   103.292%
                2007..................................   101.646%
                2008 and thereafter...................   100.000%

Notwithstanding the foregoing, at any time on or prior to December 1, 2004, Issuer may on any one or more occasions redeem up to 35% of the aggregate principal amount of Notes at a redemption price equal to 109.875% of the principal amount thereof, plus accrued and unpaid interest thereon, if any, to the redemption date, with the net cash proceeds of Public Equity Offerings; PROVIDED that (i) at least 65% of the aggregate principal amount of Notes issued under the Indenture remains outstanding immediately after the occurrence of such redemption (excluding Notes held by Issuer and its Subsidiaries) and (ii) such redemption shall occur within 90 days of the date of the closing of such Public Equity Offering (without regard to any over-allotment).

6. MANDATORY REDEMPTION. For the avoidance of doubt, an offer to purchase pursuant to paragraph 7 shall not be deemed a redemption. Issuer shall not be required to make mandatory redemption payments with respect to the Notes.

7. REPURCHASE AT OPTION OF HOLDER. If a Change of Control occurs, each Holder of Notes will have the right to require Issuer to make an offer to all Holders to repurchase Notes on the terms, in accordance with the procedures and subject to the limitations set forth in the Indenture. If Issuer or a Restricted Subsidiary consummates any Asset Sales, when the aggregate amount of Excess Proceeds exceeds $10.0 million, Issuer will be required to make an offer to all Holders of Notes and all holders of other PARI PASSU Indebtedness, containing provisions similar to those set forth in the Indenture with respect to offers to purchase or redeem with the proceeds of sales of assets, to purchase the maximum principal amount of Notes and such other PARI PASSU Indebtedness that may be purchased out of the Excess Proceeds on the terms, in accordance with the procedures and subject to the limitations set forth in the Indenture and such other PARI PASSU Indebtedness.


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8. NOTICE OF REDEMPTION. Notice of redemption will be mailed by first class mail at least 30 days but not more than 60 days before the redemption date to each Holder of Notes to be redeemed at its registered address. Notes in denominations larger than $1,000 may be redeemed in part. If any Note is to be redeemed in part only, the notice of redemption that relates to such Note shall state the portion of the principal amount thereof to be redeemed. A new Note in principal amount equal to the unredeemed portion thereof will be issued in the name of the Holder thereof upon cancellation of the original Note. On and after the redemption date interest ceases to accrue on Notes or portions thereof called for redemption.

9. DENOMINATIONS, TRANSFER, EXCHANGE. The Notes are in registered form without coupons in denominations of $1,000 and integral multiples of $1,000. The transfer of Notes may be registered and Notes may be exchanged as provided in the Indenture. The Registrar and the Trustee may require a Holder, among other things, to furnish appropriate endorsements and transfer documents and Issuer may require a Holder to pay any taxes and fees required by law or permitted by the Indenture. Issuer or the Registrar is not required to transfer or exchange any Note selected for redemption. Also, Issuer or the Registrar is not required to transfer or exchange any Notes for a period of 15 days before a selection of Notes to be redeemed.

10. PERSONS DEEMED OWNERS. The registered Holder of a Note may be treated as its owner for all purposes.

11. AMENDMENT, SUPPLEMENT AND WAIVER. Subject to certain exceptions, the Indenture, the Notes or the Note Guarantees may be amended or supplemented with the consent of the Holders of at least a majority in principal amount of the Notes then outstanding (including, without limitation, consents obtained in connection with a purchase of, or tender offer or exchange offer for, Notes) and any existing Default or compliance with any provision of the Indenture or the Notes may be waived with the consent of the Holders of a majority in principal amount of the then outstanding Notes (including, without limitation, consents obtained in connection with a purchase of, or tender offer or exchange offer for, Notes). Without the consent of any Holder of Notes, Issuer and the Trustee may amend or supplement the Indenture or the Notes to cure any ambiguity, defect or inconsistency, to provide for uncertificated Notes in addition to or in place of certificated Notes, to provide for the assumption of the obligations of Issuer or any Guarantor to Holders of the Notes in case of a merger or consolidation or sale of all or substantially all assets in accordance with
Article 5 of the Indenture or Section 11.05 thereof, to make any change that would provide any additional rights or benefits to the Holders of the Notes or that does not adversely affect the legal rights under the Indenture of any such Holder, to comply with the requirements of the SEC in order to effect or maintain the qualification of the Indenture under the TIA, to make any change in
Article 10 of the Indenture that would limit or terminate the benefits available to any holder of Senior Debt (or any Representative) under the Indenture, to add additional Note Guarantees, to secure the Notes, to add to the covenants of Issuer or make any change in Sections 11.07 through 11.11 of the Indenture that would limit or terminate the benefits available to any holder of Guarantor Senior Debt (or any Representative) under the Indenture for the benefit of the Holders or to surrender any right or power herein conferred upon Issuer, to comply with the procedures of the Trustee, The Depository Trust Company or other applicable entity with respect to the provisions of the Indenture and the Notes relating to transfers of the Notes or to


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provide for the issuance of the Exchange Notes, which shall have terms substantially identical in all material respects to the Notes (except that the transfer restrictions contained in the Notes shall be modified or eliminated, as appropriate), and which shall be treated, together with any outstanding Notes, as a single issue of securities, or to change the name or title of the Notes and make any non-substantive conforming changes related thereto.

12. DEFAULTS AND REMEDIES. If any Event of Default occurs and is continuing, the Trustee or the Holders of at least 25% in principal amount of the then outstanding Notes generally may declare all the Notes to be due and payable immediately. Notwithstanding the foregoing, in the case of an Event of Default arising from certain events of bankruptcy or insolvency as set forth in the Indenture, with respect to Issuer or any Significant Subsidiary, all outstanding Notes will become due and payable without further action or notice. Holders of the Notes may not enforce the Indenture or the Notes except as provided in the Indenture. Subject to certain limitations, Holders of a majority in principal amount of the then outstanding Notes may direct the Trustee in its exercise of any trust or power. The Trustee may withhold from Holders of the Notes notice of any continuing Default or Event of Default (except a Default or Event of Default relating to the payment of principal or interest) if it determines that withholding notice is in their interest. The Holders of a majority in aggregate principal amount of the Notes then outstanding by notice to the Trustee may on behalf of the Holders of all of the Notes waive any existing Default or Event of Default and its consequences under the Indenture except a continuing Default or Event of Default in the payment of interest on, or the principal of, or the premium, if any, on, the Notes.

13. TRUSTEE DEALINGS WITH ISSUER. The Trustee, in its individual or any other capacity, may make loans to, accept deposits from, and perform services for Issuer or its Affiliates, and may otherwise deal with Issuer or its Affiliates, as if it were not the Trustee; however, if it acquires any conflicting interest it must eliminate such conflict within 90 days, apply to the SEC for permission to continue or resign.

14. NO RECOURSE AGAINST OTHERS. No director, officer, employee, incorporator or stockholder of Issuer or any Guarantor, as such, shall have any liability for any obligations of Issuer or any Guarantor under the Notes, the Indenture, the Note Guarantees, the Registration Rights Agreement or for any claim based on, in respect of, or by reason of, such obligations or their creation. Each Holder of Notes by accepting a Note waives and releases all such liability. The waiver and release are part of the consideration for issuance of the Notes.

15.GUARANTEES. This Note will be entitled to the benefits of certain Guarantees made for the benefit of the Holders. Reference is hereby made to the Indenture for a statement of the respective rights, limitations of rights, duties and obligations thereunder of the Guarantors, the Trustee and the Holders.

16. AUTHENTICATION. This Note shall not be valid until authenticated by the manual signature of the Trustee or an authenticating agent.

17. ABBREVIATIONS. Customary abbreviations may be used in the name of a Holder or an assignee, such as: TEN COM (= tenants in common), TEN ENT (= tenants by the entirety), JT TEN (= joint tenants with right of survivorship and not as tenants in common), CUST (= Custodian), and U/G/M/A (= Uniform Gifts to Minors
Act).


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18. ADDITIONAL RIGHTS OF HOLDERS OF RESTRICTED GLOBAL NOTES AND RESTRICTED
DEFINITIVE NOTES. In addition to the rights provided to Holders of Notes under the Indenture, Holders of Restricted Global Notes and Restricted Definitive Notes shall have all the rights set forth in the Registration Rights Agreement dated as of the date of the Indenture, between Issuer and the parties named on the signature pages thereof (the "Registration Rights Agreement").

19. CUSIP NUMBERS. Pursuant to a recommendation promulgated by the Committee on Uniform Security Identification Procedures, Issuer has caused CUSIP numbers to be printed on the Notes and the Trustee may use CUSIP numbers in notices of redemption as a convenience to Holders. No representation is made as to the accuracy of such numbers either as printed on the Notes or as contained in any notice of redemption and reliance may be placed only on the other identification numbers placed thereon.

20. GOVERNING LAW. THE INTERNAL LAW OF THE STATE OF NEW YORK SHALL GOVERN AND BE USED TO CONSTRUE THIS NOTE WITHOUT GIVING EFFECT TO APPLICABLE PRINCIPLES OF CONFLICTS OF LAW TO THE EXTENT THAT THE APPLICATION OF THE LAWS OF ANOTHER JURISDICTION WOULD BE REQUIRED THEREBY.

Issuer will furnish to any Holder upon written request and without charge a copy of the Indenture and/or the Registration Rights Agreement. Requests may be made to: Vicar Operating, Inc., 12401 West Olympic Boulevard, Los Angeles, CA 90064,
Attention: Chief Financial Officer.


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                                 ASSIGNMENT FORM

To assign this Note, fill in the form below: (I) or (we) assign and transfer this Note to


-------------------------------------------------------------------------------
                  (Insert assignee's soc. sec. or tax I.D. no.)

-------------------------------------------------------------------------------

-------------------------------------------------------------------------------

-------------------------------------------------------------------------------
             (Print or type assignee's name, address and zip code)

and irrevocably appoint _______________________________________________________
to transfer this Note on the books of Issuer. The agent may substitute another to act for him.


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Date: ____________________

                                 Your Signature:
                                                -------------------------------
                                                (Sign exactly as your name
                                                 appears on the Note)

SIGNATURE GUARANTEE


-------------------------------
Participant in a Recognized
Signature Guarantee Medallion
Program


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                       OPTION OF HOLDER TO ELECT PURCHASE

If you want to elect to have this Note purchased by Issuer pursuant to Section
4.07 or 4.08 of the Indenture, check the box below:

                     [ ] Section 4.07           [ ] Section 4.08


If you want to elect to have only part of this Note purchased by Issuer pursuant to Section 4.07 or Section 4.08 of the Indenture, state the amount you elect to have purchased: $_____________________________


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Date: _________________          Your Signature: ______________________________
                                                 (Sign exactly as your name
                                                  appears on the Note)

                                 Tax Identification No: _______________________

SIGNATURE GUARANTEE

------------------------------
Participant in a Recognized
Signature Guarantee Medallion
Program


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             SCHEDULE OF EXCHANGES OF INTERESTS IN THE GLOBAL NOTE1

The following exchanges of a part of this Global Note for an interest in another Global Note or for a Definitive Note, or exchanges of a part of another Global Note or Definitive Note for an interest in this Global Note, have been made:


                AMOUNT OF            AMOUNT OF          PRINCIPAL AMOUNT         SIGNATURE OF
               DECREASE IN          INCREASE IN              OF THIS              AUTHORIZED
                PRINCIPAL            PRINCIPAL             GLOBAL NOTE            SIGNATORY
 DATE OF        AMOUNT OF             AMOUNT OF           FOLLOWING SUCH         OF TRUSTEE OR
EXCHANGE     THIS GLOBAL NOTE     THIS GLOBAL NOTE    DECREASE (OR INCREASE)       CUSTODIAN
--------     ----------------     ----------------    ----------------------    --------------







------------------------
1. THIS SHOULD BE INCLUDED ONLY IF THE NOTE IS ISSUED IN GLOBAL FORM.


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